Exhibit 4.2

RESTRICTED SECURITIES SEE LEGENDS ON REVERSE SIDE State of Delware NUMBER 0 SHARES FULLY PAID OvaScience, Inc. NON-ASSESSABLE Series A Preferred Stock $.001 Par Value Per Share This Certifies that Specimen is the registered holder of Zero and /100 Shares of OvaScience, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof. the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporte Seal to be hereunto affixed this day of A.D. 20 President Secretary GOES 720 All Rights Reserved

These shares have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act of 1933 is in effect or (ii) the corporation has received an opinion of counsel which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933. The corporation has more than one class of stock authorized to be issued. The corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the corporation as set forth in the Certificate of Incorporation of the corporation and amendments thereto filed with the Secretary of the State of Delaware. The securities represented hereby may be transferred only in accordance with the terms of an agreement between the company and the stockholder, a copy of which is on file with the Secretary of the company. The shares evidence hereby are subject to a Voting Agreement, as may be amended from time to time, (a copy of which may be obtained upon written request from the company), and by accepting any interest in such shares the person accepting shall become bound by all the provisions of the Voting Agreement, including certain restrictions on transfer and ownership set forth therein. For Value Received, hereby sell, assign and transfer unto shares representd by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Stock on the books of the within named Coporation with full power of substitution in the premises. Dated , 20. In presence of Notice. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.